UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 26, 2016 (February 25, 2016)

Realogy Holdings Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35674	20-8050955
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Realogy Group LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-148153	20-4381990
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Park Avenue

Madison, NJ 07940

(Address of principal executive offices) (Zip Code)

(973) 407-2000

(Registrant’s telephone number, including area code)

None

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On February 25, 2016, Realogy Holdings Corp., a Delaware corporation (the “Company”), Realogy Group LLC, a Delaware limited liability company and the Company’s indirect, wholly-owned subsidiary (“Realogy Group”), Realogy Co-Issuer Corp., a Florida corporation and the Company’s indirect, wholly-owned subsidiary (the “Co-Issuer” and, together with Realogy Group, the “Issuers”), and the subsidiary guarantors named therein entered into a Purchase Agreement (the “Purchase Agreement”) with the several initial purchasers named in Schedule A thereto, relating to the sale by the Issuers of $250 million aggregate principal amount of the Issuers’ 5.250% senior notes due 2021 at an issue price of 100.25% of the principal amount (the “Notes”). The Notes will be issued under the same indenture as the $300 million aggregate principal amount of Realogy Group’s 5.250% senior notes due 2021 issued on November 21, 2014 (the “Existing 5.250% Senior Notes”). The Notes will have identical terms, other than the issue date, the issue price and the first interest payment date, and will constitute part of the same series as the Existing 5.250% Senior Notes. The Notes will have the same CUSIP numbers as the Existing 5.250% Senior Notes, except for the Notes sold pursuant to Regulation S which will, on the 40th day following the issue date of the Notes, have the same CUSIP numbers. The Notes that have the same CUSIP numbers as the Existing 5.250% Senior Notes are expected to be fungible with the Existing 5.250% Senior Notes.

The Notes will be issued in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) to qualified institutional buyers in accordance with Rule 144A and to persons outside of the United States pursuant to Regulation S under the Securities Act.

The Notes will be guaranteed on an unsecured senior basis by each of Realogy Group’s domestic subsidiaries (other than the Co-Issuer) that is a guarantor under its senior secured credit facilities and its outstanding senior notes. The Notes will also be guaranteed by the Company on an unsecured senior subordinated basis. The Notes will be effectively subordinated to all of Realogy Group’s existing and future senior secured debt, including its senior secured credit facilities, to the extent of the value of the assets securing such debt. Subject to customary closing conditions, the sale of the Notes is expected to close on or about March 1, 2016.

The Purchase Agreement contains customary representations, warranties and agreements by the Issuers and the guarantors. In addition, the Issuers and the guarantors have agreed to indemnify the initial purchasers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the initial purchasers may be required to make in respect of those liabilities. Furthermore, the Issuers and the guarantors have agreed with the initial purchasers not to offer or sell any similar debt securities for a period of 60 days after the closing date without the prior written consent of the initial purchasers.

The Company intends to use the net proceeds from the offering of the Notes of approximately $247 million to temporarily reduce outstanding borrowings under its revolving credit facility and for working capital purposes, prior to using such net proceeds to retire a portion of its outstanding 3.375% Senior Notes due 2016 at maturity in May 2016.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit

99.1	Press Release issued February 25, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALOGY GROUP LLC

By:	/s/ ANTHONY E. HULL
Anthony E. Hull, Executive Vice President, Chief Financial Officer and Treasurer

REALOGY HOLDINGS CORP.

By:	/s/ ANTHONY E. HULL
Anthony E. Hull, Executive Vice President, Chief Financial Officer and Treasurer

Date: February 26, 2016

INDEX TO EXHIBITS

Exhibit Number	Exhibit

99.1	Press Release issued February 25, 2016.